UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/10/2018

Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
_
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K dated May 10, 2018 filed by Discovery, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 10, 2018 (the “Original Form 8-K”). The sole purpose of this Amendment is to disclose the biographical information for Manuel Alvarez. No other changes have been made to the Original Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) On May 10, 2018, the Company’s Board of Directors determined that Manuel Alvarez will become the Chief Accounting Officer of the Company effective with the departure of the Company’s current Chief Accounting Officer, Kurt Wehner or December 31, 2018, whichever occurs first.
Mr. Alvarez joined the Company in August 2017, as its Deputy Chief Accounting Officer. Prior to joining the Company, Mr. Alvarez served as the Chief Accountant and Tax Officer at ProSiebenSat.1 Media SE (“ProSieben”) in Unterfohring, Germany from February 2015 to March 2017. Prior to that, he served as Head of Group Accounting and Reporting of ProSieben from November 2009 to February 2015.
(e) At the annual meeting of stockholders of the Company held on May 10, 2018 (the "2018 Annual Meeting"), the Company's stockholders approved the amendments to the Discovery Communications, Inc. 2013 Incentive Plan (the "2013 Incentive Plan"), which had previously been adopted by the Company's Board of Directors subject to stockholder approval.
The following brief description of the amendments to 2013 Incentive Plan is qualified in its entirety by reference to the complete text of the plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The material amendments to the 2013 Incentive Plan are summarized on pages 25-35 of the proxy statement for the 2018 Annual Meeting. The amendments to the 2013 Incentive Plan include: an increase in the pool of shares available under the 2013 Incentive Plan to 60,000,000 shares; the reapproval of the performance criteria; an increase in the maximum number of shares of our common stock that may be granted under awards to any individual in any calendar year from six million to 15 million; and an increase in the maximum cash award for any individual in any calendar year from $10 million to $20 million per calendar year covered by the award. The Board has also amended the 2013 Incentive Plan to permit withholding of shares of common stock for taxes at a higher level, to reference our policies on clawbacks and stock ownership, and to make other noneconomic and housekeeping amendments.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following are the results of the voting on the proposals submitted to stockholders at the 2018 Annual Meeting.

1.    Stockholders elected each of the Company’s six nominees for director, three elected by the holders of shares of our Series A common stock and Series B common stock voting together as a single class, and three elected by the holders of shares of our Series A-1 convertible preferred stock voting separately as a class, as set forth below:

Director Nominees Elected by Holders of Shares of Series A Common Stock and Series B Common Stock as Class I Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert R. Beck	124,107,523	62,138,196	19,661,060
Susan M. Swain	155,418,095	30,827,624	19,661,060
J. David Wargo	142,670,668	43,575,051	19,661,060

Director Nominees Elected by Holders of Series A-1 Convertible Preferred Stock

Name	Votes For	Votes Withheld	Broker Non-Votes
S. Decker Anstrom	7,852,582	0	0
Robert J. Miron	7,852,582	0	0
Steven A. Miron	7,852,582	0	0

2.    Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018, as set forth below:

Votes For	Votes Against	Abstentions
272,553,702	3,711,045	315,274

3.    Stockholders approved the amendments to the Discovery Communications, Inc. 2013 Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
193,483,894	62,992,507	442,560	19,661,060

4.    Stockholders did not approve, the Stockholder proposal requesting the Board of Directors to adopt a policy that the initial list of candidates from which new management-supported director nominees are chosen shall include qualified women and minority candidates, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,532,881	169,844,603	2,541,477	19,661,060

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Discovery Communications, Inc. 2013 Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: May 16, 2018	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Discovery Communications, Inc. 2013 Incentive Plan, as amended